                                                                                                                    Exhibit 11(a)
                                          THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                                                  COMPUTATION OF EARNINGS PER SHARE
                                                  ---------------------------------

                                             (Millions of Dollars Except Per Share Data)
                                                                                For The Year Ended
                                                       -----------------------------------------------------------------------
                                                        December 31,1995          December 31,1994           December 31,1993
                                                        ----------------          ----------------           -----------------
                                                                   Per                        Per                        Per
                                                        Amount     Share          Amount      Share          Amount      Share
                                                        ------     -----          ------      -----          ------      ------
Primary:
-------
Average shares outstanding                                85.7                      84.3                       83.6

Dilutive stock options and stock
  issuable under employee benefit plans--based on
  the Treasury stock method using the average
  market price                                             2.2                    (Note 1)                   (Note 1)
                                                          ----                     ------                     ------
Adjusted shares outstanding                               87.9                      84.3                       83.6
                                                          ====                      ====                       ====

Earnings from continuing operations                     $216.5                    $ 89.9                     $ 64.1

Less preferred stock dividend                             11.6                      11.6                       11.6
                                                        ------                    ------                     ------
Earnings from continuing operations
  attributable to common stock                          $204.9     $2.33          $ 78.3      $ .93          $ 52.5      $ .63
                                                        ======     =====          ======      =====          ======      =====




Fully Diluted:
-------------
Average shares outstanding                                85.7                      84.3                       83.6

Dilutive stock options and stock
  issuable under employee benefit plans--based
  on the Treasury stock method using the higher
  of the average market price or
  ending market price                                      2.6                    (Note 1)                   (Note 1)
                                                          ----                     ------                     ------
Adjusted shares outstanding                               88.3                      84.3                       83.6

Average shares assumed to be
  converted through convertible
  preferred stock (Note 3)                                 6.4                       6.3 (Note 2)               6.4 (Note 2)
                                                          ----                      ----                       ----
Fully diluted average
  shares outstanding                                      94.7                      90.6                       90.0
                                                          ====                      ====                       ====

Earnings from continuing operations                     $216.5     $2.29          $ 89.9      $ .99          $ 64.1      $ .71
                                                        ======     =====          ======      =====          ======      =====


Notes:      1.  Dilutive effect of common stock equivalents is less than 3% for the years ended December 31, 1994 and 1993 and has not been shown.
            2.  The  assumed  conversion  of  convertible   preferred  stock  is anti-dilutive and, therefore,  is not used in the calculation of fully  diluted  earnings  per share  included  in the  financial statements.
            3.  Difference from prior year is due to rounding.


                                                                                                                   Exhibit 11(b)
                                           THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                                                  COMPUTATION OF EARNINGS PER SHARE
                                                  ---------------------------------
                                             (Millions of Dollars Except Per Share Data)
                                                                           For The Year Ended
                                                       -----------------------------------------------------
                                                        December 31,1995          December 31,1994           December 31,1993
                                                        ----------------          ----------------           -----------------
                                                                   Per                        Per                        Per
                                                        Amount     Share          Amount      Share          Amount      Share
                                                        ------     -----          ------      -----          ------      ------
Primary:
-------
Average shares outstanding                                85.7                      84.3                       83.6

Dilutive stock options and stock issuable
  under employee benefit plans--based on
  the Treasury stock method using the average
  market price                                             2.2                    (Note 1)                   (Note 1)
                                                          ----                     ------                     ------
Adjusted shares outstanding                               87.9                      84.3                       83.6
                                                          ====                      ====                       ====

Net earnings                                            $224.0                    $127.4                     $ 66.0

Less preferred stock dividend                             11.6                      11.6                       11.6
                                                        ------                    ------                     ------
Net earnings attributable to
  common stock                                          $212.4     $2.42          $115.8      $1.37          $ 54.4      $ .65
                                                        ======     =====          ======      =====          ======      =====



Fully Diluted:
-------------
Average shares outstanding                                85.7                      84.3                       83.6

Dilutive stock options and stock issuable
  under employee benefit plans--based on
  the Treasury stock method using the higher
  of the average market price or
  ending market price                                      2.6                    (Note 1)                   (Note 1)
                                                          ----                     ------                     ------
Adjusted shares outstanding                               88.3                      84.3                       83.6

Average shares assumed to be
  converted through convertible
  preferred stock (Note 3)                                 6.4                       6.3 (Note 2)               6.4 (Note 2)
                                                          ----                      ----                       ----
Fully diluted average
  shares outstanding                                      94.7                      90.6                       90.0
                                                          ====                      ====                       ====

Net earnings                                            $224.0     $2.37          $127.4      $1.41          $ 66.0      $ .73
                                                        ======     =====          ======      =====          ======      =====


Notes:      1.  Dilutive effect of common stock equivalents is less than 3% for the years ended December 31, 1994 and 1993 and has not been shown.
            2.  The  assumed  conversion  of  convertible   preferred  stock  is anti-dilutive and, therefore,  is not used in the calculation of fully  diluted  earnings  per share  included  in the  financial statements.
            3.  Difference from prior year is due to rounding.